UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2008

Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware		06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     Greenfield Online, Inc., a Delaware corporation (the “Company”), announced on June 16, 2008 that it has entered into an Agreement and Plan of Merger, dated as of June 15, 2008 (the “Merger Agreement”), by and among the Company, QGF Acquisition Company Inc., a Delaware corporation (“Parent”), and QGF Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”). Parent and the Merger Sub are affiliates of Quadrangle Group LLC. The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger (the “Merger”) of Merger Sub with and into the Company, with the Company being the surviving corporation of the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.0001 per share (the “Shares”), other than any Shares owned by the Company or its subsidiaries, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $15.50 in cash, without interest. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.
     The Merger Agreement provides for a post-signing “go-shop” period which will permit the Company to solicit, negotiate and discuss competing acquisition proposals for the 50-day period ending on August 4, 2008. After this go-shop period ends, the Company will have the ability to continue discussions with certain “excluded parties” who have made an acquisition proposal and with whom the Company is engaged in discussions as of the expiration of the go-shop period, subject to certain terms set forth in the Merger Agreement. Except with respect to excluded parties, after August 4, 2008, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop restriction does not apply to certain unsolicited offers in accordance with the terms and conditions of the Merger Agreement.
     Parent has received debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with available cash at the Company, will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. The Merger is subject to customary closing conditions, including the approval of the stockholders of the Company and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a “superior proposal” (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, and in certain other circumstances, the Company must pay a fee of $10 million to Parent, unless such termination is in connection with a superior proposal submitted by an excluded party, in which case the Company must pay a fee of $5 million to Parent. In certain other circumstances, the Merger Agreement provides for Parent to pay the Company a fee of $12.5 million upon termination of the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein. A copy of the press release issued by the Company on June 16, 2008 (the “Press Release”) announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
     In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and certain other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and certain other relevant documents (when available) by directing a request by mail or telephone to Greenfield Online, Inc., 21 River Road, Wilton, Connecticut 06897, telephone: (203) 834-8585, or from the Company’s website, http://www.greenfield.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on
April 23, 2008. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of June 15, 2008, by and among Greenfield Online, Inc., QGF Acquisition Company Inc. and QGF Merger Sub Inc.

99.1	Press Release dated June 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008
GREENFIELD ONLINE, INC.
	By:	/s/ Robert E. Bies
		Name:	Robert E. Bies
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2008, by and among Greenfield Online, Inc., QGF Acquisition Company Inc. and QGF Merger Sub Inc.

99.1	Press release issued by the Registrant, dated June 16, 2008.